UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Buckeye Partners, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NYSE: BPL

Buckeye Partners, L.P.

HOW TO VOTE

1.	By proxy: sign, date and promptly mail the enclosed proxy in the postage-paid envelope provided;

2.	By internet: follow the simple instructions on your enclosed proxy or voting instruction form; or

3.	By phone: follow the simple instructions on your enclosed proxy or voting instruction form.

You may also attend the special meeting and vote in person.

Merger Proposed

     PLEASE ACT TODAY

     Buckeye Needs Your Vote

Buckeye Partners, L.P.

Dear BPL Unitholder:

On June 11, 2010, we announced an agreement that would result in the merger of Buckeye Partners, L.P. (“BPL”) with the owner of our general partner, Buckeye GP Holdings L.P. (“BGH”). Under the terms of the proposed merger, BGH unitholders would receive 0.705 limited partner units of BPL for each limited partner unit of BGH owned. Although the audit committee of BPL unanimously approved the agreement, the merger requires the majority approval by you, the limited partners of BPL.

For several years, BPL and BGH have been focused on improving BPL’s competitive position by reducing its cost of equity capital. Other midstream MLPs, including Sunoco Logistics Partners L.P., NuStar Energy L.P., Magellan Midstream Partners, L.P. and MarkWest Energy Partners, L.P., have acted to reduce their cost of equity capital by repurchasing, capping, or eliminating the incentive distribution rights (“IDRs”) that they pay to their general partners. In addition, other MLPs have recently announced similar transactions that would eliminate IDRs. By eliminating the IDRs that BPL pays to BGH, BPL should become more competitive when pursuing acquisitions and able to finance organic growth projects less expensively, which in turn should enhance BPL’s long-term distribution growth prospects. A reduction of BPL’s cost of equity capital is, in our view, necessary for BPL to effectively compete for acquisitions in the future.

We believe the merger will result in substantial long-term benefits for BPL unitholders, including the following:

Strengthens Competitive Position

•	Lowers BPL’s cost of equity capital by eliminating the IDRs paid by BPL to BGH

•	Enhances BPL’s ability to compete successfully for high-growth acquisition opportunities and expansion projects

•	Maintains BPL’s strong balance sheet and liquidity to further facilitate growth by completing the transaction with 100 percent equity consideration (merger viewed as credit positive by rating agencies)

Enhances Distribution Growth Profile

•	Increases the potential for accelerated distribution growth over the long term through the removal of the IDRs, while maintaining the company’s intention and pattern of quarterly distribution increases over the short term

•	Eliminates disproportionate allocation of distributable cash flows between the general partner and limited partners, resulting in 100% of distributions being paid to BPL unitholders

Improves Ownership Profile

•	Strengthens corporate governance by providing BPL unitholders with the right to elect seven of nine members of the Board of Directors, pending regulatory approval

•	Increases BPL’s public float, improving liquidity for LP units and expanding the pool of potential investors in BPL

•	Simplifies the ownership structure to a single publicly traded entity, BPL

After the merger, BPL would own its general partner, which would continue to exist for management purposes only, with no economic interest in BPL’s business. The merger would not change BPL’s underlying business, and the existing management team would remain in place and continue to pursue its strategic objectives on behalf of unitholders.

We encourage you to review the accompanying proxy materials to make an informed decision on this important matter. Attached to this letter are a few selected questions and answers that may be useful to you in considering the merger transaction. If you have any questions concerning the merger proposal, please call our proxy solicitation agent, Morrow & Co., LLC, at (800) 573-4412 (banks and brokers call: (203) 658-9400).

YOUR VOTE ON THE MERGER PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT IS VERY IMPORTANT. YOUR BROKER CANNOT VOTE FOR YOU WITHOUT YOUR INSTRUCTION. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

This merger is an important, positive transaction for the long-term growth of BPL. We appreciate your continued investment in BPL and confidence in the Buckeye management team.

Sincerely,

Forrest E. Wylie
Chairman of the Board and
Chief Executive Officer

Buckeye Partners, L.P. Selected Questions and Answers Concerning the Proposed Merger	Q & A

Q:	What are the proposed transactions?

A:	BPL and BGH have agreed to combine by merging BGH into BPL. As a result of the merger BGH will become a subsidiary of BPL. In addition, the IDRs held by BGH will be terminated.

Q:	What will BPL unitholders receive in connection with the merger?

A:	BPL unitholders will continue to own their existing BPL units. BPL unitholders will not receive any additional consideration in the merger.

Q:	What will happen to BGH after the merger?

A:	BGH will become a subsidiary of BPL. BGH public unitholders will receive 0.705 limited partner units for each BGH unit owned and BGH units will no longer be publicly traded.

Q:	What BPL unitholder approvals are required?

A:	The merger requires the affirmative vote of the holders of at least a majority of the outstanding limited partner units of BPL. If a unitholder fails to vote, or abstains from casting a vote, that will have the same effect as a “NO” vote with respect to the merger.

Q:	What are the expected tax consequences to BPL unitholders as a result of the merger?

A:	Generally, the merger should not trigger a taxable event for BPL unitholders.

Q:	If my BPL units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my units for me?

A:	No. Your broker will not be able to vote your BPL units without instructions from you. Please follow the procedure your broker provides to vote your units.

Q:	What happens if the merger is not approved?

A:	The current ownership structure will remain in place.

Buckeye Partners, L.P. Selected Questions and Answers Concerning the Proposed Merger	Q & A (continued)

Q:	What do I need to do now?

A:	After you have carefully read the accompanying joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope or by submitting your proxy or voting instruction by telephone or through the internet as soon as possible so that your BPL units will be represented and voted at the upcoming unitholder meeting.

The accompanying proxy statement describes the proposed merger and related matters in more detail. We urge you to read carefully the entire document before voting your BPL units.

YOUR VOTE ON THE MERGER PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT IS VERY IMPORTANT. YOUR BROKER CANNOT VOTE FOR YOU WITHOUT YOUR INSTRUCTION. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.